Sturm, Ruger & Company, Inc. Reports
Second Quarter 2026 Results

Delivered Second Quarter Net Sales of $158.1 Million

Earnings per Share was $0.43, Adjusted Earnings per Share was $0.52

Generated $17.3 Million of Cash from Operations

Declares Quarterly Dividend of $0.21 Per Share

MAYODAN, NC – July 29, 2026 – Sturm, Ruger & Company, Inc. (NYSE: RGR) (“Ruger” or the “Company”) announced today its financial results for the second quarter 2026.

Second Quarter 2026 Financial Highlights

•	The Company achieved net sales of $158.1 million, a 19% increase over the $132.5 million achieved in the corresponding period in 2025.
•	Diluted earnings were $0.43 per share compared to $1.05 diluted loss per share in the corresponding period in 2025.
•	On an adjusted basis, diluted earnings for the second quarter of 2026 were $0.52 per share compared to $0.41 per share in the corresponding period in 2025.
•	Average selling price increased 10% to $384 during the quarter, while improved product mix and operational execution contributed to a 4% increase in adjusted gross margin compared to Q2 2025.
•	Net Income Margin for the Quarter was 4.4%. Adjusted EBITDA Margin for the Quarter was 10.5%

During the second quarter, the Company incurred incremental expenses associated with negotiating and finalizing the Strategic Cooperation Agreement (“Agreement”) with Beretta Holding S.A. (“Beretta Holding”), which was announced on May 4, 2026. The Company incurred legal, professional and advisory fees and other expenses totaling approximately $1.2 million related to the Agreement negotiations during the quarter. Additionally, there were one-time expenses related to the transition of the Chief Financial Officer that were incurred in the quarter. These items do not, in the opinion of management, reflect the underlying performance of the core business.

The Company announced today that its Board of Directors declared a dividend of $0.21 per share for the second quarter for shareholders of record as of August 14, 2026, payable on August 28, 2026. This dividend equates to approximately 40% of adjusted net income of $0.52 per share for the second quarter of 2026.

The second quarter reflected continued execution of the Company's 2026 Plan, highlighted by improved operating performance, strong core product demand and the introduction of the Ruger Business System, establishing the Company's long-term operating framework.

“Our second quarter results demonstrate our ability to deliver against our strategy,” said Todd Seyfert, President and Chief Executive Officer. “We delivered sequential and year-over-year sales growth, improved bottom-line results and improved manufacturing execution following first quarter production constraints.”

Second Quarter 2026 Operational Highlights

•	The estimated sell-through of the Company’s products from the independent distributors to retailers in Q2 2026 increased by 19% from Q2 2025, exceeding a 5% increase in adjusted NICS during the same period.
•	Compared to the second quarter of 2025, the Company’s finished goods inventories decreased 100,100 units while distributors’ inventories decreased 45,800 units, reflecting strong retail pull through of our new products.

“Adjusted NICS remained above prior-year levels during the quarter, and Ruger continued to outperform the broader market,” Seyfert added. “Improved manufacturing execution also allowed us to begin rebuilding finished goods inventory, enhancing product availability for our customers while maintaining disciplined inventory management.”

An important milestone during the quarter was the formal establishment of the Ruger Business System – the operating framework for how the company will plan, execute and continuously improve performance across the enterprise.

“The establishment of the Ruger Business System is much more than a new operating process,” Seyfert continued. “It creates a common way of working company-wide, aligning our people around shared objectives, reinforcing accountability and providing the tools and capabilities for successful execution of our Ruger 2030 strategy, and beyond.”

Year-to-Date 2026 Highlights

Through the first six months of 2026, the Company continued executing its 2026 Plan while strengthening its operational foundation through improved manufacturing performance and disciplined capital allocation. Other highlights include:

•	The Company achieved net sales of $299.4 million for the period, a 12% increase over the $268.2 million achieved in the corresponding period in 2025.
•	Diluted earnings were $0.44 per share for the period compared to $0.57 diluted loss per share in the corresponding period in 2025.
•	On an adjusted basis, excluding severance costs related to a first quarter reduction-in-force and legal, professional and advisory fees and other expenses related to the stockholder matters, diluted earnings for the first six months of 2026 were $0.79 per share compared to adjusted earnings of $0.87 per share for the first half of 2025. The 2025 adjusted earnings exclude the inventory and related other asset write-off, product rationalization, and organizational realignment incurred in the second quarter of 2025.

•	Sales of new products, including the RXM pistol, Marlin 1894 lever-action rifles, American Centerfire Rifle Generation II, Glenfield rifles, Harrier rifles and the Ruger Red Label III Shotgun, represented $80.9 million, or 29%, of firearm sales for the period. New product sales include only major new products that were introduced in the past two years.
•	Cash generated from operations during the first half of 2026 totaled $36.1 million, compared to $25.9 million in 2025.
•	As of June 27, 2026, Ruger’s cash and short-term investments totaled $117.5 million. The Company’s current ratio is 3.3 to 1 and there is no debt.
•	For the period, capital expenditures totaled $8.1 million. The Company expects capital expenditures to total approximately $30 million for the year for continued investments in new product introductions, expanded capacity for product lines in greatest demand, upgraded manufacturing capabilities and strengthened facility infrastructure.
•	In the first six months, the Company returned $3.0 million to its shareholders through the payment of quarterly dividends. The Company did not repurchase any shares of its common stock during the period.

“As we reach the midpoint of 2026, we are encouraged by the progress we've made across the business. While there is still important work ahead, we believe the operational foundation we continue building positions Ruger to execute with greater consistency, respond more effectively to changing market conditions and create durable long-term value for our shareholders,” Seyfert concluded.

Today, the Company filed its Quarterly Report on Form 10-Q for the second quarter of 2026. The financial statements included in this Quarterly Report on Form 10-Q are attached to this press release.

The Quarterly Report on Form 10-Q for the second quarter of 2026 is available on the SEC website at SEC.gov and the Ruger website at Ruger.com/corporate. Investors are urged to read the complete Quarterly Report on Form 10-Q to ensure that they have adequate information to make informed investment judgments.

Earnings Call Information

The Company will host a webcast at 4:30pm ET today to discuss the second quarter 2026 financial results. Participants may access the live webcast via this link or by visiting Ruger.com/corporate. Those who wish to ask questions during the webcast will need to pre-register prior to the meeting.

About Sturm, Ruger & Co., Inc.

Sturm, Ruger & Co., Inc. is one of the nation's leading manufacturers of rugged, reliable firearms for the commercial sporting market. With products made in America, Ruger offers consumers almost 800 variations of 40 product lines, across the Ruger, Marlin and Glenfield brands. For over 75 years, Ruger has been a model of corporate and community responsibility. Our motto, “Arms Makers for Responsible Citizens®,” echoes our commitment to these principles as we work hard to deliver quality and innovative firearms.

Cautionary Note Regarding Forward Looking Statements

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “may,” “will,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future,” “potential,” “intend,” “plan,” “assume,” “believe,” “forecast,” “look,” “build,” “focus,” “create,” “work,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance. Such statements also include, among others, statements with respect to the future performance of the Company. The forward-looking statements in this communication are based upon the current beliefs, assumptions and expectations of Ruger and are subject to significant risks and uncertainties, including without limitation, market demand, sales levels of firearms, anticipated castings sales and earnings, the need for external financing for operations or capital expenditures, the results of pending litigation against Ruger, the impact of future firearms control, environmental legislation and accounting estimates, any one or more of which could cause actual results to differ materially from those projected. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained herein because of a variety of other factors, including without limitation those detailed in the Ruger’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other filings made by Ruger with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. Ruger expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in beliefs, assumptions or expectations or any change in events, conditions or circumstances on which any such statements are based.

This press release includes certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin, and adjusted earnings per share. These measures are not prepared in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. Reconciliations of each non-GAAP measure to the most directly comparable GAAP measure are included in the tables accompanying this release.

STURM, RUGER & COMPANY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Dollars in thousands)

	June 27, 2026	December 31, 2025

Assets

Current Assets
Cash and cash equivalents	$30,651	$18,451
Short-term investments	86,810	74,082
Trade receivables, net	77,112	64,510

Gross inventories	106,606	113,166
Less LIFO reserve	(68,402)	(67,058)
Less excess and obsolescence reserve	(3,929)	(3,227)
Net inventories	34,275	42,881

Assets held for sale	372	—
Prepaid expenses and other current assets	9,751	11,680
Total Current Assets	238,971	211,604

Property, plant and equipment	509,797	506,799
Less allowances for depreciation	(433,601)	(426,702)
Net property, plant and equipment	76,196	80,097

Deferred income taxes	17,107	19,720
Other assets	32,013	30,576
Total Assets	$364,287	$341,997

STURM, RUGER & COMPANY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED) (Continued)

(Dollars in thousands, except per share data)

	June 27, 2026	December 31, 2025

Liabilities and Stockholders’ Equity

Current Liabilities
Trade accounts payable and accrued expenses	$39,061	$34,122
Contract liabilities with customers	465	—
Product liability	777	964
Employee compensation and benefits	26,727	15,023
Workers’ compensation	4,399	4,638
Total Current Liabilities	71,429	54,747

Lease liabilities	1,009	1,158
Employee compensation	1,995	2,271
Product liability accrual	61	61

Contingent liabilities	—	—

Stockholders’ Equity
Common Stock, non-voting, par value $1:
Authorized shares 50,000; none issued	—	—
Common Stock, par value $1:
2026 – 60,000,000 shares authorized
24,524,481 issued,
15,978,256 outstanding
2025 – 40,000,000 shares authorized
24,490,478 issued,
15,944,253 outstanding	24,524	24,490
Additional paid-in capital	57,293	55,356
Retained earnings	426,107	422,045
Less: Treasury stock – at cost
2026 – 8,546,225 shares
2025 – 8,546,225 shares	(218,131)	(218,131)
Total Stockholders’ Equity	289,793	283,760
Total Liabilities and Stockholders’ Equity	$364,287	$341,997

STURM, RUGER & COMPANY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

(Dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025

Net firearms sales	$157,679	$131,567	$298,575	$266,762
Net castings sales	379	924	839	1,467
Total net sales	158,058	132,491	299,414	268,229

Cost of products sold	124,316	127,345	237,594	233,188

Gross profit	33,742	5,146	61,820	35,041

Operating expenses:
Selling	10,303	10,277	19,659	19,690
General and administrative	15,810	15,585	36,481	27,595
Total operating expenses	26,113	25,862	56,140	47,285

Operating income (loss)	7,629	(20,716)	5,680	(12,244)

Other income:
Interest income	702	954	1,503	1,992
Interest expense	(23)	(22)	(45)	(38)
Other income, net	592	396	1,688	649
Total other income, net	1,271	1,328	3,146	2,603

Income (loss) before income taxes	8,900	(19,388)	8,826	(9,641)

Income taxes	1,919	(2,162)	1,717	(183)

Net income (loss) and comprehensive income (loss)	$6,981	$(17,226)	$7,109	$(9,458)

Basic earnings (loss) per share	$0.44	$(1.05)	$0.45	$(0.57)

Diluted earnings (loss) per share	$0.43	$(1.05)	$0.44	$(0.57)

Weighted average number of common shares outstanding - Basic	15,957,073	16,370,674	15,951,342	16,494,828

Weighted average number of common shares outstanding - Diluted	16,272,905	16,370,674	16,231,621	16,494,828

Cash dividends per share	$0.11	$0.18	$0.19	$0.42

STURM, RUGER & COMPANY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	Six Months Ended
	June 27, 2026	June 28, 2025

Operating Activities
Net income (loss)	$7,109	$(9,458)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	12,393	11,143
Stock-based compensation	2,031	2,415
Excess and obsolescence inventory reserve	702	40
Inventory and other asset write-off	—	17,002
Loss on disposal of assets	1	185
Deferred income taxes	2,613	(2,440)
Changes in operating assets and liabilities:
Trade receivables	(12,602)	5,340
Inventories	7,904	10,247
Assets held for sale	(372)	—
Trade accounts payable and accrued expenses	4,534	(3,194)
Contract liabilities with customers	465	91
Employee compensation and benefits	11,411	(1,123)
Product liability	(187)	355
Prepaid expenses, other assets and other liabilities	72	(4,726)
Cash provided by operating activities	36,074	25,877

Investing Activities
Property, plant and equipment additions	(8,059)	(6,746)
Net proceeds from the sale of assets	3	—
Purchases of short-term investments	(40,112)	(63,793)
Proceeds from maturities of short-term investments	27,384	81,165
Cash (used for) provided by investing activities	(20,784)	10,626

Financing Activities
Remittance of taxes withheld from employees related to share-based compensation	(60)	(178)
Repurchase of common stock	—	(16,148)
Dividends paid	(3,030)	(6,933)
Cash used for financing activities	(3,090)	(23,259)

Increase in cash and cash equivalents	12,200	13,244

Cash and cash equivalents at beginning of period	18,451	10,028

Cash and cash equivalents at end of period	$30,651	$23,272

Non-GAAP Financial Performance Measures

In an effort to provide investors with additional information regarding its financial results, the Company refers to various United States generally accepted accounting principles (“GAAP”) financial measures and three supplemental non-GAAP financial performance measures, Adjusted EBITDA, Adjusted EBITDA margin, and adjusted diluted earnings per share (“Adjusted EPS”), which management believes provides useful information to investors. These non-GAAP financial performance measures may not be comparable to similarly titled financial performance measures being disclosed by other companies. In addition, the Company believes that these non-GAAP financial performance measures have limitations as analytical tools, and, accordingly, should be considered in addition to, and not in lieu of, GAAP financial measures. The presentation of Adjusted EBITDA and Adjusted EPS should not be construed to imply that the Company’s future results will not be affected by unusual or non-recurring items.

The Company believes that Adjusted EBITDA and Adjusted EBITDA margin are useful to understanding its operating results and the ongoing performance of its underlying business, as Adjusted EBITDA assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its operating performance. The Company believes that this reporting provides better transparency and comparability to its operating results. The Company uses both GAAP and non-GAAP financial measures to evaluate the Company’s financial performance.

The Company defines Adjusted EBITDA as earnings before interest, taxes, and depreciation and amortization (EBITDA), as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing operating performance, as itemized below. Specifically, the Company calculates Adjusted EBITDA by (i) adding the amount of interest expense, income tax expense, and depreciation and amortization expenses that have been deducted from net income back into net income, (ii) subtracting the amount of interest income that was included in net income from net income, (iii) subtracting income tax benefits, (iv) adding the amount of extraordinary cash and non-cash, non-operating expenses, and (v) subtracting non-recurring income or non-recurring gains that do not contribute directly to management’s evaluation of its operating results.  The Company calculates Adjusted EBITDA margin by dividing Adjusted EBITDA by total net sales.

Adjusted EBITDA was $16.6 million for the three months ended June 27, 2026, an increase of 205.0% from $5.4 million in the comparable prior year period.

Adjusted EBITDA was $27.5 million for the six months ended June 27, 2026, an increase of 39.1% from $19.7 million in the comparable prior year period.

Non-GAAP Reconciliation – Adjusted EBITDA

Adjusted EBITDA

(Unaudited, dollars in thousands)

	Three Months Ended		Six Months Ended
	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025

Net income (loss)	$6,981	$(17,226)	$7,109	$(9,458)

Inventory and other asset write-off	—	17,002	—	17,002
Income tax expense (benefit)	1,919	(2,162)	1,717	(183)
Depreciation and amortization expense	6,385	5,572	12,393	11,143
Interest income	(702)	(954)	(1,503)	(1,992)
Interest expense	23	22	45	38
Stockholder rights costs (a)	1,234	—	4,434	—
Severance costs (b)	737	3,181	3,260	3,181
Adjusted EBITDA	$16,577	$5,435	$27,455	$19,731
Adjusted EBITDA margin	10.5%	4.1%	9.2%	7.4%
Net income (loss) margin	4.4%	(13.0% )	2.6%	(3.5% )

(a)	Costs incurred in engaging with Beretta Holding on, amongst other things, Beretta Holding’s ownership of Company Common Stock, the Company’s October 14, 2025 Rights Agreement, negotiations concerning potential strategic cooperation between the Company and Beretta Holding, and in engaging a proxy solicitation firm and preparing a preliminary proxy statement associated with the 2026 Annual Meeting.
(b)	Costs incurred associated severance and related costs as part of an executed reduction-in-force as part of broader efforts to structurally align the organization to strategic priorities and the future operating model and are not indicative of ongoing operations.

Non-GAAP Reconciliation – Adjusted EPS

Adjusted Diluted Earnings per Share

Adjusted diluted earnings per share (“Adjusted EPS”) is defined as (i) net income, adjusted to exclude items that may include, but are not limited to, significant charges or credits, and unusual and infrequent non-operating items that impact current results but are not related to our ongoing operations, such as M&A, integration and related costs, divided by (ii) the weighted average diluted common stock shares outstanding. The Company believes that Adjusted EPS is useful to understanding its operating results and the ongoing performance of its underlying business by identifying unusual and infrequent non-operating items that are not related to our ongoing operations and presenting our earnings independent of those items.

	Three Months Ended		Six Months Ended
	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025

Diluted earnings per share	$0.43	$(1.05)	$0.44	$(0.57)

Stockholder rights costs	0.06	—	0.15	—
Organizational realignment	0.03	0.20	0.20	0.20
Inventory and other asset write-off	—	0.91	—	0.90
Product rationalization and SKU reduction	—	0.35	—	0.34
Adjusted diluted earnings per share	$0.52	$0.41	$0.79	$0.87